UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):July 6, 2012

Universal Business Payment Solutions Acquisition Corporation

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Financial Center 150 North Radnor-Chester Road, Suite F-200 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 977-2482

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name of Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Introduction

On July 6, 2012, Universal Business Payment Solutions Acquisition Corporation, a Delaware corporation (“UBPSAC”) entered into three definitive agreements to acquire the following three companies: (i) JetPay, LLC, a Texas limited liability company (“JetPay”) and certain affiliated entities; (ii) Francis David Corporation (d/b/a/ Electronic Merchant Systems), an Ohio corporation (“EMS”) and certain affiliated entities; and (iii) AD Computer Corporation, a Pennsylvania corporation (“ADC”) and certain affiliated entities. The agreements to acquire each of these entities are more fully described below. The board of directors of UBPSAC has approved each of the agreements with JetPay, EMS and ADC and the transactions contemplated thereby.

JetPay

General

On July 6, 2012, UBPSAC, JP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of UBPSAC (the “JetPay Merger Sub”), JetPay, and WLES, L.P., a Texas limited partnership (“WLES”) and Trent Voigt, entered into an Agreement and Plan of Merger (the “JetPay Agreement”).

Pursuant to the terms of the JetPay Agreement, the JetPay Merger Sub will merge with and into JetPay, with JetPay surviving the merger as a wholly-owned subsidiary of UBPSAC (the “JetPay Merger”) in exchange for consideration in the form of cash and common stock of UBPSAC, par value $0.001 (the “Parent Common Stock”) as further described below under the heading “Consideration.” Prior to the closing of the transactions contemplated by the JetPay Agreement, JetPay will acquire all of the outstanding interests in two affiliated entities, JetPay ISO Services, LLC, a Texas limited liability company, and JetPay Merchant Services, LLC, a Texas limited liability company (such entities together with JetPay, the “JetPay Entities”), each of which will be wholly-owned subsidiaries of JetPay following the JetPay Merger.

The JetPay Agreement is described below in greater detail. The description of the JetPay Agreement is qualified in its entirety by reference to the full text of the JetPay Agreement which is attached hereto as Exhibit 2.1 and incorporated by reference herein. You are urged to read the entire JetPay Agreement and the other exhibits attached hereto.

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Consideration

Upon the closing of the transactions contemplated by the JetPay Agreement, WLES will receive aggregate consideration consisting of: (a) $28,000,000 in cash (the “JetPay Cash Merger Consideration”); and (b) 2,000,000 shares of Parent Common Stock (the “JetPay Stock Merger Consideration”). The JetPay Cash Merger Consideration is subject to certain adjustments relating to the net working capital, cash and indebtedness of the JetPay Entities. In addition to the Closing Date Merger Consideration, WLES shall be entitled to receive $5,000,000 in cash and 833,333 shares of Parent Common Stock upon a redemption of the warrants issued in connection with UBPSAC’s initial public offering and achievement of certain stock price targets based upon the trading price of the Parent Common Stock.

Also at the closing of the transactions contemplated by the JetPay Agreement, in accordance with the terms and conditions of the JetPay Agreement, UBPSAC will deposit $10,000,000 of the JetPay Cash Merger Consideration and 1,666,667 shares of the JetPay Stock Merger Consideration, subject to certain pre-closing adjustments, in an escrow fund, which shall be available to UBPSAC and JetPay as the surviving entity, as partial security for WLES’s obligations under the JetPay Agreement. UBPSAC has agreed to enter into an escrow agreement with JetPay and JP Morgan, as escrow agent thereunder, to govern the rights and obligations of the parties thereto with respect to such funds.

Non-Compete

WLES and each of the WLES partners agree that, from the closing date for a period of five years, they will not, nor will they permit any of their affiliates to directly or indirectly engage in any competing business in the United States or engage in certain activities in competition with the business of UBPSAC, JetPay or their subsidiaries.

Representations, Warranties and Covenants of the Parties

The JetPay Agreement contains customary representations, warranties and covenants of the parties. Subject to certain exceptions, the representations and warranties of the parties contained in the JetPay Agreement will survive until the 18 month anniversary of the closing of the transactions contemplated thereunder. The representations, warranties and covenants contained in the JetPay Agreement are qualified by information in confidential disclosure schedules delivered together with the JetPay Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the JetPay Agreement. Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

Additionally, the parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation and similar matters. In addition, each of JetPay and WLES has agreed to continue to operate their business in the ordinary course prior to closing, subject to specified exceptions and unless UBPSAC agrees otherwise.

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Indemnification

The JetPay Agreement provides the parties standard indemnification rights with respect to breaches of the JetPay Agreement. UBPSAC is also receiving indemnification for specific contingent liabilities disclosed by JetPay prior to signing. Except for certain of JetPay’s representations and warranties (including as to tax matters and certain “fundamental representations”), no indemnification amounts will be payable with respect to breaches of the representations and warranties unless and until the aggregate amount of all indemnifiable damages otherwise payable exceeds $125,000, at which point UBPSAC and the surviving entity can recover for all damages incurred, and the maximum amount of indemnifiable damages recoverable with respect to such claims shall not exceed $6,000,000. All other claims for indemnification, except for claims related to indemnifiable taxes, fraud or material misrepresentation and tax-related representations and warranties are capped at the combined value of the JetPay Cash Merger Consideration and JetPay Stock Merger Consideration.

Conditions to Closing the JetPay Merger

The obligations of the parties to consummate the JetPay Agreement are subject to various closing conditions, including, among others: (a) no governmental authority enacts, issues, promulgates, enforces or enters any law or order that is then in effect and has the effect of making the consummation of the JetPay Merger illegal; (b) the approval of UBPSAC’s stockholders; (c) holders of less than 87.5% of the shares of Parent Common Stock issued in UBPSAC’s initial public offering of securities and outstanding immediately before the closing shall have exercised their rights to redeem their shares (a “Shareholder Redemption”); (d) receipt of various ancillary documents to the JetPay Agreement; (e) receipt of the financing by UBPSAC or the JetPay Merger Sub to consummate the transactions contemplated by the JetPay Agreement; and (f) consummation of the transactions contemplated by the EMS Agreement and the ADC Agreement

Termination

The JetPay Agreement may be terminated, among other reasons, at any time prior to the Closing Date: (a) by mutual written consent of UBPSAC and JetPay; (b) by either UBPSAC or JetPay if the closing has not occurred on or before November 1, 2012, (c) if any governmental authority enacts, enforces or enters any order or law that has the effect of enjoining or otherwise preventing or prohibiting the JetPay Merger; or (d) if UBPSAC’s stockholders fail to approve and adopt the JetPay Agreement or a Shareholder Redemption occurs.

Francis David Corporation d/b/a Electronic Merchant Systems

General

On July 6, 2012, UBPSAC, Enzo Merger Sub, Inc., a Delaware limited liability company and a wholly-owned subsidiary of UBPSAC (the “EMS Merger Sub”), EMS, the stockholders of EMS (the “EMS Stockholders”) and James Weiland, as Representative, entered into an Agreement and Plan of Merger (the “EMS Agreement”).

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Pursuant to the terms of the EMS Agreement, the EMS Merger Sub will merge with and into EMS, with EMS surviving the merger as a wholly-owned subsidiary of UBPSAC (the “EMS Merger”) in exchange for consideration in the form of cash and common stock of UBPSAC, par value $0.001 (the “Parent Common Stock”) as further described below under the heading “Consideration.” EMS Advertising and Promotions, Inc., an Ohio corporation (“EMS Advertising”), will continue to be a wholly-owned subsidiary of EMS. Immediately subsequent to the closing of the transactions contemplated by the EMS Agreement, EMS will acquire all of the outstanding interests of an affiliated entity, Bizfunds, LLC, an Ohio limited liability company, (together with EMS and EMS Advertising, the “EMS Entities”) pursuant to a unit purchase agreement.

The EMS Agreement is described below in greater detail. The description of the EMS Agreement is qualified in its entirety by reference to the full text of the EMS Agreement which is attached hereto as Exhibit 2.2 and incorporated by reference herein. You are urged to read the entire EMS Agreement and the other exhibits attached hereto.

Consideration

Upon the closing of the transactions contemplated by the EMS Agreement, the EMS Stockholders will receive aggregate consideration consisting of: (a) $60,000,000 in cash (the “EMS Cash Merger Consideration”); and (b) 3,333,333 shares of Parent Common Stock (the “EMS Stock Merger Consideration”). Additionally, on the 18 month anniversary of the closing of the transaction, the EMS Stockholders will be entitled to receive $10,000,000 (the “EMS Deferred Merger Consideration”) less any amounts disbursed as payment of certain of the EMS Stockholders’ obligations under the EMS Agreement. The EMS Cash Merger Consideration is subject to certain adjustments relating to the net working capital, cash and indebtedness of the EMS Entities. In addition to the Closing Date Merger Consideration, the EMS Stockholders shall be entitled to receive $5,000,000 in cash and 1,666,666 shares of Parent Common Stock when UBPSAC becomes entitled to redeem the warrants issued in connection with UBPSAC’s initial public offering.

Also at the closing of the transactions contemplated by the EMS Agreement, in accordance with the terms and conditions of the EMS Agreement, UBPSAC will deposit the Deferred Merger Consideration in an escrow fund, which shall be available to UBPSAC and EMS as the surviving entity, as partial security for the EMS Stockholders’ obligations under the EMS Agreement. UBPSAC has agreed to enter into an escrow agreement with EMS and JP Morgan, as escrow agent thereunder, to govern the rights and obligations of the parties thereto with respect to such funds.

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Non-Compete

The EMS Stockholders agree that, from the closing date for a period of three years, they will not, nor will they permit any of their affiliates to directly or indirectly engage in any competing business in the United States or engage in certain activities in competition with the business of UBPSAC, EMS or their subsidiaries.

Representations, Warranties and Covenants of the Parties

The EMS Agreement contains customary representations, warranties and covenants of the parties. Subject to certain exceptions, the representations and warranties of the parties contained in the EMS Agreement will survive until the 18 month anniversary of the closing of the transactions contemplated thereunder. The representations, warranties and covenants contained in the EMS Agreement are qualified by information in confidential disclosure schedules delivered together with the EMS Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the EMS Agreement. Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

Additionally, the parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation and similar matters. In addition, each of EMS and the EMS Stockholders has agreed to continue to operate their business in the ordinary course prior to closing, subject to specified exceptions and unless UBPSAC agrees otherwise.

Board of Directors

Upon consummation of the EMS Merger, the number of members of the board of directors of UBPSAC will be increased to seven. Subject to UBPSAC’s reasonable consent, EMS will have the right to appoint one designee, which UBPSAC agrees to appoint to the board and nominate for reelection at the first annual meeting of the stockholders following the closing.

Indemnification

The EMS Agreement provides the parties standard indemnification rights with respect to breaches of the EMS Agreement. UBPSAC is also receiving indemnification for specific contingent liabilities disclosed by EMS prior to signing. Except for certain of EMS’s representations and warranties (including as to tax matters and certain “fundamental representations”), no indemnification amounts will be payable with respect to breaches of the representations and warranties unless and until the aggregate amount of all indemnifiable damages otherwise payable exceeds $500,000, and the maximum amount of indemnifiable damages recoverable with respect to such claims shall not exceed $10,000,000. All other claims for indemnification, except for claims related to indemnifiable taxes, fraud or material misrepresentation and tax-related representations and warranties are capped at $105,000,000.

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Conditions to Closing the EMS Merger

The obligations of the parties to consummate the EMS Agreement are subject to various closing conditions, including, among others: (a) no governmental authority enacts, issues, promulgates, enforces or enters any law or order that is then in effect and has the effect of making the consummation of the EMS Merger illegal; (b) the approval of UBPSAC’s stockholders; (c) holders of less than 87.5% of the shares of Parent Common Stock issued in UBPSAC’s initial public offering of securities and outstanding immediately before the closing shall have exercised their rights to redeem their shares (a “Shareholder Redemption”); (d) receipt of various ancillary documents to the EMS Agreement; (e) receipt of the financing by UBPSAC or the EMS Merger Sub to consummate the transactions contemplated by the EMS Agreement; (f) appointment of the EMS designee to the UBPSAC board of directors; and (g) consummation of the transactions contemplated by the JetPay Agreement and the ADC Agreement.

Termination

The EMS Agreement may be terminated, among other reasons, at any time prior to the Closing Date (a) by mutual written consent of UBPSAC and EMS; (b) by either UBPSAC or EMS if the closing has not occurred on or before December 31, 2012, (c) if any governmental authority enacts, enforces or enters any order or law that has the effect of enjoining or otherwise preventing or prohibiting the EMS Merger; (d) by UBPSAC if EMS suffers in excess of $5,000,000 in indemnifiable losses prior to the closing or (e) if UBPSAC’s stockholders fail to approve and adopt the EMS Agreement or a Shareholder Redemption occurs.

AD Computer Corporation

General

On July 6, 2012, UBPSAC, ADC Merger Sub, Inc., a Delaware limited liability company and a wholly-owned subsidiary of UBPSAC (the “ADC Merger Sub”), ADC, Payroll Tax Filing Services, Inc. (“PTFS”) Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass (collectively, the “ADC Stockholders”) and C. Nicholas Antich, as Representative, entered into an Agreement and Plan of Merger (the “ADC Agreement” and together with the JetPay Agreement and the EMS Agreement, the “Acquisition Agreements”).

Pursuant to the terms of the ADC Agreement, the ADC Merger Sub will merge with and into ADC, with ADC surviving the merger as a wholly-owned subsidiary of UBPSAC (the “ADC Merger”) in exchange for consideration in the form of cash and common stock of UBPSAC, par value $0.001 (the “Parent Common Stock”) as further described below under the heading “Consideration.” Immediately prior to the closing of the transactions contemplated by the ADC Agreement, ADC will acquire all of the outstanding interests in PTFS, (together with ADC, the “ADC Entities”), which will remain a wholly-owned subsidiary of ADC following the ADC Merger.

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The ADC Agreement is described below in greater detail. The description of the ADC Agreement is qualified in its entirety by reference to the full text of the ADC Agreement which is attached hereto as Exhibit 2.3 and incorporated by reference herein. You are urged to read the entire ADC Agreement and the other exhibits attached hereto.

Consideration

Upon the closing of the transactions contemplated by the ADC Agreement, the ADC Stockholders will receive aggregate consideration consisting of: (a) $16,000,000 in cash (the “ADC Cash Merger Consideration”); and (b) 1,000,000 shares of Parent Common Stock (the “ADC Stock Merger Consideration”). Additionally, on the 24 month anniversary of the closing of the transaction, the ADC Stockholders are entitled to receive $2,000,000. The ADC Cash Merger Consideration is subject to certain adjustments relating to the net working capital, cash and indebtedness of the ADC Entities.

Non-Compete

The ADC Stockholders agree that, from the closing date for a period of five years, they will not, nor will they permit any of their affiliates to directly or indirectly engage in any competing business in the United States or engage in certain activities in competition with the business of UBPSAC, ADC or their subsidiaries.

Representations, Warranties and Covenants of the Parties

The ADC Agreement contains customary representations, warranties and covenants of the parties. Subject to certain exceptions, the representations and warranties of the parties contained in the ADC Agreement will survive until the 18 month anniversary of the closing of the transactions contemplated thereunder. The representations, warranties and covenants contained in the ADC Agreement are qualified by information in confidential disclosure schedules delivered together with the ADC Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the ADC Agreement. Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

Additionally, the parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation and similar matters. In addition, each of ADC and the ADC Stockholders has agreed to continue to operate their business in the ordinary course prior to closing, subject to specified exceptions and unless UBPSAC agrees otherwise.

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Indemnification

The ADC Agreement provides the parties standard indemnification rights with respect to breaches of the ADC Agreement. UBPSAC is also receiving indemnification for specific contingent liabilities disclosed by ADC prior to signing. Except for certain of ADC’s representations and warranties (including as to tax matters and certain “fundamental representations”), no indemnification amounts will be payable with respect to breaches of the representations and warranties unless and until the aggregate amount of all indemnifiable damages otherwise payable exceeds $100,000, and the maximum amount of indemnifiable damages recoverable with respect to such claims shall not exceed $2,160,000. All other claims for indemnification, except for claims related to indemnifiable taxes, fraud or intentional misrepresentation and tax-related representations and warranties are capped $24,000,000.

Conditions to Closing the ADC Merger

The obligations of the parties to consummate the ADC Agreement are subject to various closing conditions, including, among others: (a) no governmental authority enacts, issues, promulgates, enforces or enters any law or order that is then in effect and has the effect of making the consummation of the ADC Merger illegal; (b) the approval of UBPSAC’s stockholders; (c) holders of less than 87.5% of the shares of Parent Common Stock issued in UBPSAC’s initial public offering of securities and outstanding immediately before the closing shall have exercised their rights to redeem their shares (a “Shareholder Redemption”); (d) receipt of various ancillary documents to the ADC Agreement; (e) receipt of the financing by UBPSAC or the ADC Merger Sub to consummate the transactions contemplated by the ADC Agreement; and (f) consummation of the transactions contemplated by the JetPay Agreement and the EMS Agreement.

Termination

The ADC Agreement may be terminated, among other reasons, at any time prior to the Closing Date (a) by mutual written consent of UBPSAC and ADC; (b) by either UBPSAC or ADC if the closing has not occurred on or before December 15, 2012, (c) if any governmental authority enacts, enforces or enters any order or law that has the effect of enjoining or otherwise preventing or prohibiting the ADC Merger; or (d) if UBPSAC’s stockholders fail to approve and adopt the ADC Agreement or a Shareholder Redemption occurs.

Proxy Statement and Stockholders’ Meeting.

UBPSAC has agreed to prepare and file a proxy statement with the U.S. Securities and Exchange Commission and any other filing required under the securities laws or any other federal, foreign or blue sky laws, and to call and hold a meeting of its stockholders for the purpose of seeking the approval of the transactions contemplated by the Acquisition Agreements by its stockholders. Each of JetPay, EMS, and ADC has agreed to provide information with respect to its business in the proxy statement.

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Item 3.02. Unregistered Sales of Equity Securities

At closing, the UBPSAC will issue the following shares of Parent Common Stock in connection with the transaction contemplated by the Acquisition Agreements: 2,000,000 shares to WLES, 3,333,333 shares to the EMS Stockholders and 1,000,000 shares to the ADC Stockholders.

In addition, 833,333 and 1,666,666 shares of Parent Common Stock will be issuable to each of WLES and the EMS Stockholders, respectively, upon the achievement of certain targets more fully described above.

The shares will be issued in a private placement not involving a public offering under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. UBPSAC has not engaged in general solicitation or advertising with regard to the issuance of its shares of common stock and has not offered securities to the public in connection with this issuance.

Forward-Looking Statements

In addition to historical information, this Current Report on Form 8-K may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transactions involving UBPSAC and JetPay, EMS, and ADC, including future financial and operating results; UBPSAC’s and JetPay’s, EMS’s, and ADC’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the transaction that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transactions, these factors include, but are not limited to: approval of the transactions by the UBPSAC stockholders; the satisfaction of the closing conditions to the transactions; the risk that a Shareholder Redemption occurs; the length of time necessary to consummate the proposed transaction; changing legislation and regulatory environments; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; the risk that a condition to closing of the transaction may not be realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; a reduction in industry profit margin; the inability to continue the development of the JetPay, EMS and ADC brands; the ability to meet the NASDAQ Stock Market listing standards, including having the requisite number of round lot holders or shareholders; a lower return on investment; the inability to manage rapid growth; requirements or changes affecting the business in which JetPay, EMS and ADC are engaged; general economic conditions; and the diversion of management time on transaction-related issues. These risks, as well as other risks associated with the transaction, will be more fully discussed in the preliminary proxy statement that will be filed with the SEC in connection with the transaction. Additional risks and uncertainties are identified and discussed in UBPSAC’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Neither UBPSAC nor JetPay, EMS, or ADC undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

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Additional Information and Where to Find It

In connection with the Acquisition Agreements, UBPSAC will file a proxy statement and other relevant documents concerning the Acquisition Agreements with the Securities and Exchange Commission (“SEC”). The definitive proxy statement will be mailed to stockholders of UBPSAC. Investors and stockholders of UBPSAC are urged to read the definitive proxy statement and other relevant documents when they become available because they will contain important information about the transactions. Copies of these documents (when they become available) may be obtained free of charge by making a request to UBPSAC in writing to UBPSAC, 150 North Radnor-Chester Road, Suite F-200, Radnor, PA 19087. In addition, documents filed with the SEC by UBPSAC may be obtained free of charge at the SEC’s website at www.sec.gov or by clicking on “SEC Filings” or on UBPSAC’s website at www.ubpsac.com.

Information Regarding Participants

UBPSAC and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from UBPSAC’s stockholders in respect of the transactions. Information concerning the ownership of UBPSAC’s securities by UBPSAC’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5. Information regarding UBPSAC’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies in connection with the transaction, including their respective interests in the transaction by security holdings or otherwise, will be set forth in the definitive proxy statement concerning the transaction when it is filed with the SEC. Each of these documents is, or will be, available as described above

Item 8.01. Other Information

On July 9, 2012, UBPSAC, EMS, JetPay and ADC issued a joint press release announcing the execution of the Acquisition Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Attached hereto as Exhibit 99.2 to this Current Report is the form of presentation that UBPSAC expects to use in connection with the proposed transaction. Exhibit 99.2 is incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 6, 2012, by and among UBPSAC, the JetPay Merger Sub, JetPay, WLES and Trent Voigt.
2.2	Agreement and Plan of Merger, dated as of July 6, 2012, by and among UBPSAC, the EMS Merger Sub, EMS, the stockholders of EMS and James Weiland, as Representative.
2.3

Agreement and Plan of Merger, dated as of July 6, 2012, by and among UBPSAC, the ADC Merger Sub, ADC, PTFS, Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass and C. Nicholas Antich, as Representative.

99.1	Joint press release dated July 9, 2012

99.2	Investor presentation in connection with the proposed transaction

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